EXHIBIT 10.12

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, CORD BLOOD AMERICA, INC., a Florida corporation (the "Maker"), promises to pay to the order of Thomas R. Walkey (the "Payee"), the principal amount of Five Hundred Thousand United States of America Dollars (U.S. $500,000.00), together with simple interest on the principal amount of this Promissory Note (the "Note") from time to time outstanding at the rate of eight percent (8%) per annum.

         MONTHLY PAYMENTS. Commencing on February 15, 2005, and continuing on the fifteenth day of each calendar month thereafter through and including July 15, 2005, the Maker shall pay to the Payee or other holder hereof an amount equal to five percent (5%) of the Maker's consolidated revenues, determined in accordance with generally accepted accounting principles applied on consistent basis with prior periods, for the immediately preceding calendar month. Any amount paid to the Payee or other holder hereof shall be applied first to interest accrued to the date of such payment and then to the principal amount of this Note then outstanding. The entire principal amount of this Note, together with any and all unpaid interest accrued thereon, shall be finally due and payable on August 15, 2005.

         PRE-PAYMENT. The principal amount of this Note and any interest accrued thereon may be prepaid in whole or in part at any time prior to maturity without premium or penalty of any kind.

         EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Note:

         (a) The Maker shall fail for any reason to make any payment, whether of principal, interest or otherwise, when due and payable pursuant to the provisions of this Note;

         (b) The Maker shall fail to observe or to perform any or all of its material agreements, covenants and obligations, or shall otherwise breach, violate or default under, any material agreement, note, mortgage, lease, contract, guaranty or other instrument to which it is a party or by which it or a substantial portion of its properties or assets are bound;

         (c) A final judgment shall be entered against the Maker which is not satisfied or bonded in full within sixty (60) days after the date of the entry thereof;

         (d) Any or all of the assets and properties of the Maker shall be levied upon, seized or attached;

         (e) The Maker shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition under any bankruptcy, insolvency or other law for the relief or aid of debtors, (iii) make any assignment for the benefit of its creditors or (iv) enter into any composition agreement;

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         (f) An involuntary petition shall be filed against the Maker under any bankruptcy, insolvency or other law for the relief or aid of debtors, which involuntary petition is not dismissed within sixty (60) days after the date of the filing thereof;

         (g) Any court of competent jurisdiction shall find that the Maker is insolvent or bankrupt;

         (h) A receiver or trustee shall be appointed for the Maker or for all or a substantial portion of its assets and properties; or

         (i) The Maker shall cease to conduct its business, adopt any plan of liquidation, liquidate or dissolve.

         REMEDIES. Upon the occurrence of any Event of Default, at the option of the Payee or other holder hereof:

         (1) all amounts outstanding hereunder, whether principal, interest or otherwise, shall become immediately due and payable;

         (2) simple interest shall accrue on the then outstanding principal amount hereof from the date of any such Event of Default to the date of payment in full of the then outstanding principal amount hereof at the highest rate of interest permitted by the laws of the State of Florida; and

         (3) the Maker shall pay all reasonable costs and expenses of collection of this Note, including without limitation reasonable attorneys' fees, costs and expenses, paid or incurred by the Payee or other holder hereof, whether paid or incurred in connection with collection by suit or otherwise.

         WAIVERS. The Maker and each endorser of this Promissory Note severally waives demand, protest, presentment and notice of maturity, non-payment or protest and any and all requirements necessary to hold each of them liable as a maker or endorser hereof.

         The waiver by the Payee or other holder of this Promissory Note of the Maker's prompt and complete performance of, or default under, any provision of this Promissory Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Payee or other holder hereof to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

         GOVERNING LAW. This Note shall be governed by, and shall be construed and interpreted in accordance, with the laws of the United States of America and the State of Florida, without giving effect to the principles of conflicts of laws thereof.

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         ENTIRE AGREEMENT. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Note may not be modified, amended, altered or changed unless by a written instrument executed and delivered by the Maker.

         BENEFITS; BINDING EFFECT. This Note shall be for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

         HEADINGS. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.


         IN WITNESS WHEREOF, the Maker, by and through its undersigned officer thereunto duly authorized, has executed and delivered this Note on August 12, 2004.


                             CORD BLOOD AMERICA, INC.




                             By       /s/Matthew L. Schissler
                               -------------------------------------------
                                      Matthew L. Schissler,
                                      Chairman and Chief Executive Officer

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